UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2010

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 19, 2010, DDi Corp. (the “Company”) entered into an indemnity agreement with each of its non-employee directors and executive officers in the form attached hereto as Exhibit 10.1.

Pursuant to the indemnity agreements, each non-employee director and executive officer (each, an “Indemnitee”) will be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, arising out of his or her service as an officer or director. The indemnity agreements further provide procedures for the determination of an Indemnitee’s right to receive indemnification and the advancement of expenses.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the indemnity agreements, and is subject to and qualified in its entirety by reference to the form of indemnity agreement attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: October 25, 2010

	By:	/S/ J. MICHAEL DODSON
J. Michael Dodson
Senior Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Indemnity Agreement